SUB-ITEM 77H

As of December 31, 2012, the following entity owned 25% or more of the voting securities of MFS Mid Cap Growth Series:


PERSON/ENTITY                    PERCENTAGE

MFS MODERATE ALLOCATION PORTFOLIO 32.18%



As of December 31, 2012, the following entity no longer owned 25% or more of the voting securities of MFS Mid Cap Growth Series:


PERSON/ENTITY

HARTFORD LIFE & ANNUITY


As of December 31, 2012, the following entity no longer owned 25% or more of the voting securities of MFS New Discovery Series:

PERSON/ENTITY


HARTFORD LIFE & ANNUITY


AS OF DECEMBER 31, 2012, THE FOLLOWING ENTITY OWNED 25% OR MORE OF THE VOTING SECURITIES OF MFS RESEARCH BOND SERIES:


PERSON/ENTITY                            PERCENTAGE

SUN LIFE ASSURANCE COMPANY OF CANADA (US)37.66%



AS OF DECEMBER 31, 2012, THE FOLLOWING ENTITIES NO LONGER OWNED 25% OR MORE OF THE VOTING SECURITIES OF MFS RESEARCH BOND SERIES:


PERSON/ENTITY

HARTFORD LIFE & ANNUITY

PROTECTIVE VARIABLE ANNUITY



AS OF DECEMBER 31, 2012, THE FOLLOWING ENTITY OWNED 25% OR MORE OF THE VOTING SECURITIES OF MFS RESEARCH SERIES:


PERSON/ENTITY                           PERCENTAGE

SUN LIFE ASSURANCE COMPANY OF CANADA (US)33.10%



                              SUB-ITEM 77H (CONT.)

As of December 31, 2012, the following entities no longer owned 25% or more of the voting securities of MFS Value Series:

PERSON/ENTITY

HARTFORD LIFE & ANNUITY

NATIONWIDE INSURANCE COMPANY